UPGRADE INTERNATIONAL CORP.
                          1411 Fourth Avenue, Suite 629
                           Seattle, Washington  98101



                                 April 11, 2000


National  CacheCard  Company
1034  S.  Brentwood  Blvd.,  Suite  1900
St.  Louis,  MO  63117-1219
Attention:  William  Corrington

     RE:     LETTER  OF  INTENT
             ------------------


Dear  Mr.  Corrington:

     The following represents an outline of our proposal regarding an acquisition by Upgrade International Corp. ("Upgrade"), of certain of the assets of National CacheCard Company, a Missouri corporation ("NCC"). NCC has developed, owns and produces certain smart card application software for use by colleges, universities, and government agencies ("Software"). Upgrade desires to acquire this Software from NCC, together with related hardware and equipment utilized in manufacturing and producing such Software.

     This letter of understanding ("Letter of Intent") sets forth the agreement of the parties to proceed promptly and in good faith to complete the terms of, and to execute, deliver and perform an Asset Purchase and Sale Agreement (the "Definitive Agreement"). This Letter of Intent shall expire on June 10, 2000 or until the parties enter into the Definitive Agreement, whichever occurs first, with an outside anticipated closing date of the transaction no later than thirty
(30) days from the date of execution of the Definitive Agreement. At the request of Upgrade, an extension of thirty (30) days will be granted as to the expiration date of this Letter of Intent should any extension be necessary.

     The  transaction  will  be  structured  as  follows:

     1.     Acquisition  of Assets.  Upgrade will purchase from NCC those assets
            ----------------------
listed on EXHIBIT A hereto. Said asset purchase shall include, but not be limited to, computer software (in object and source code form), programs, script, programming code, plans, data and databases, licenses, patents, trademarks and other intellectual property rights, and the names "National CacheCard Company" and "NCC SmartCard.com."


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National  CacheCard  Company
April 11, 2000
Page 2


     2.     Excluded  Assets.  Specifically excluded from this purchase and sale
            ----------------
of assets is the hardware/software product named the UCA-USPS 3000 ("UCA"). This product was developed by NCC for the United States Postal Service (USPS) pursuant to USPS Contract Award #012590-97-P-2017, and is now owned by USPS. The UCA accepts smart cards and credit/debit cards as payment for postal products and services, and is furnished by USPS to manufacturers of its self-service equipment. The UCA product includes a license for the NCC source code as well as modifications to the source code designed specifically for USPS. USPS has the right to provide a copy of the NCC source code to any licensed contractor for the purpose of enhancing or modifying the UCA, but the UCA may be used only to provide sales of USPS products and services, and may not be resold to any other users or entities.

          NCC, however, retains ownership of the COTS source code software (including any modified COTS source code software) which is incorporated in the UCA, and NCC has the right to continue to use such software in any of its other products requiring debit/credit functionality outside of the USPS. To the extent not precluded by its agreement with USPS, NCC's rights to the COTS source code software and any modifications thereof are included in the assets being sold to Upgrade pursuant to Section 1 above.

     3.     Purchase  Price.  The  purchase  price  for  the assets shall be Two
            ---------------
Hundred Thousand Dollars ($200,000), plus warrants for 70,000 shares of stock, to be paid as follows:

          3.1 An earnest money deposit in the amount of Twenty-Five Thousand Dollars ($25,000) shall be paid to NCC upon acceptance and execution of this Letter of Intent. Said earnest money deposit will be applied and credited toward payment of the purchase price at closing. If closing of the transaction contemplated by this Letter of Intent does not take place for any reason, said earnest money deposit shall be refunded to Upgrade.

          3.2 The sum of One Hundred Seventy-Five Thousand Dollars ($175,000), representing the balance of the cash purchase price, shall be paid to NCC as follows: The sum of Seventy-Five Thousand Dollars ($75,000) shall be paid to NCC at closing. The remaining One Hundred Thousand Dollars ($100,000) shall be placed in escrow with an escrow agent mutually acceptable to the parties, for a period of six (6) months following the closing date (the "Escrow Funds"). The Escrow Funds shall be used to satisfy any indemnification obligation of NCC and/or its shareholders for any claims, liabilities, obligations, losses, damages, debts and expenses asserted against or incurred by Upgrade resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement made in the Definitive Agreement by NCC and/or its shareholders, or arising out of or relating to the operation of NCC's business or its ownership of the purchased assets prior to the closing. Upon expiration of the six-month escrow period, any remaining Escrow Funds shall be released and paid to seller.


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National  CacheCard  Company
April 11, 2000
Page 3


          3.3 NCC shall be granted options for 10,000 shares of common stock of Upgrade, the exercise price and period of which shall be agreed upon by the parties in the Definitive Agreement.

          3.4 NCC shall be granted options for 30,000 shares of common stock of EforNet Corporation (a subsidiary of Upgrade), the exercise price and period of which shall be agreed upon by the parties in the Definitive Agreement.

          3.5 NCC shall be granted options for 30,000 shares of common stock of Centurion Technologies, Inc. (a subsidiary of Upgrade), the exercise price and period of which shall be agreed upon by the parties in the Definitive Agreement.

     4.     No  Assumption  of  Liabilities.  Upgrade  will  not  assume  any
            -------------------------------
liabilities or obligations of NCC. NCC shall have and convey to Upgrade good and marketable title to all of the purchased assets, free and clear of all liens, claims, charges and encumbrances.

     5.     Conditions  Precedent.  As  conditions  precedent  to  the aforesaid
            ----------------------
purchase by Upgrade, the following events must first have occurred or be satisfied:

          5.1     Consent  of Board of Directors and Shareholders.  The Board of
                  -----------------------------------------------
Directors and, if required, the shareholders of NCC, shall have unanimously approved and agreed to the sale of NCC's assets to Upgrade. In addition, NCC and its shareholders, as part of the Definitive Agreement, shall have agreed to indemnify and hold Upgrade harmless from and against any and all claims, liabilities, obligations, losses, damages, debts and expenses resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement made in the Definitive Agreement, or arising out of or relating to the operation of NCC's business or its ownership of the purchased assets prior to the closing.

          5.2     Due  Diligence Review.  Upgrade shall have had the opportunity
                  ----------------------
to conduct and complete its due diligence investigation and review of NCC, its business, assets, liabilities, properties, and financial condition, including without limitation, a review of the financial statements, books and records, customers, suppliers, stock records, technology, patents and other intellectual property rights, and the results of such investigation and review shall be satisfactory to Upgrade in its sole discretion.

          5.3     Employment  and  Non-Competition  Agreements.  William
                  --------------------------------------------
Corrington, Eric Swanson, Mike Walton and two additional computer programmers or technical personnel [TO BE IDENTIFIED] currently employed or retained by NCC each shall have entered into employment or consulting agreements with Upgrade for a term of not less than one (1) year following the closing date. Each such employee or consultant will be employed at Upgrade's offices in St. Louis, Missouri, and if required, will have agreed to relocate to St. Louis, Missouri,


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National  CacheCard  Company
April 11, 2000
Page 4


for the duration of his or her employment with Upgrade. The employment or consulting agreement with each such individual shall contain a non-competition covenant prohibiting him/her from engaging in any similar or competing business for a period of two years following his/her termination of employment with Upgrade.

     6.     Due  Diligence.  Throughout  the term of this Letter of Intent, each
            ---------------
party agrees to honor reasonable requests by the other party for information, documents and data that bears upon the substance of the Definitive Agreement. The parties agree to use this information in the context of these negotiations only, and to preserve the confidentiality of all materials provided by the other party. Each of the parties shall forthwith conduct such further due diligence examination of the other as it deems appropriate. During the term of this Letter of Intent, each party may in a reasonable manner carry out such investigations and due diligence as to the other party, at all times subject to the confidentiality provisions in section 8 below and elsewhere in this Letter of Intent. In that regard, you agree that Upgrade or its agents shall have full and complete access to the books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of the Board of Directors and its committees, investment agreements, material contracts, stock transfer books, and such other documents and materials pertaining to NCC and any of its assets or operations as Upgrade, its legal counsel and accountants, may deem reasonable or necessary to conduct an adequate due diligence investigation of NCC prior to entering into the Definitive Agreement. Notwithstanding the foregoing, each party agrees that it will not make inquiries of or conduct investigations or due diligence with any third party, including regulatory agencies, without the express written permission of the other subject party. Such due diligence shall be conducted within sixty (60) days from the date of execution of this Letter of Intent.

     7.     Good Faith Representation.  This letter is intended to set forth the
            --------------------------
basic terms and conditions of the parties with respect to the matters discussed. However, the parties agree that they shall promptly hereafter take all steps necessary to have their respective legal counsel draft the final documentation necessary to effectuate their agreements. To the extent that any material issue is not resolved herein, the parties agree to promptly and in good faith resolve the same. The parties agree that their legal counsel should draft the necessary documentation in the manner customary for such transactions. Notwithstanding the lack of final documentation at this time, the parties agree to proceed at all possible speed to satisfy any condition precedent to the completion of the intended transaction to all extents possible.

     8.     Confidentiality.  The  parties  understand  that it is possible that
            ----------------
certain of the conditions precedent may fail and that the intended transactions may not be completed, notwithstanding each party's good faith best efforts. Therefore, the parties agree that any information obtained from any other party pursuant to the negotiations leading to this agreement or hereafter until closing shall be deemed by each to be confidential trade and business secrets of each, and each party hereby warrants that it shall not disclose the same to any other person without the express prior written consent of the party from whom the information was obtained.


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National  CacheCard  Company
April 11, 2000
Page 5

     9.     Definitive  Agreement.  The  Definitive Agreement will be structured
            ---------------------
as an Asset Purchase and Sale Agreement, and shall include customary covenants, conditions, representations and warranties made as of the date of execution and as of the date of closing.

     10.     Lock-Up.  As  a  condition  of  this  Letter  of  Intent  and  in
             -------
consideration of the effort and expense to be incurred by Upgrade in connection with the due diligence review and the proposed transaction, NCC agrees that for the period commencing on the date this Letter of Intent is accepted and ending on the date this Letter of Intent expires, it will not in any way seek, on its own behalf or on behalf of any of the officers, directors, shareholders and/or creditors of NCC, to approach or involve other individuals or entities in this asset purchase transaction except in cooperation and concert with the undersigned. NCC further covenants and agrees that during said lock-up period, it will not: (a) discuss, entertain, consider, solicit or initiate any proposal (including any prior offer or solicitation) that contemplates the sale of the corporation or any of its stock or assets; or (b) negotiate or execute any contract, agreement or undertaking with any third party or entity which contemplates or provides for, either directly or indirectly, the sale of the corporation, its assets, facilities or technology; or (c) take any action which would materially alter the capitalization of the corporation, the nature or extent of its assets, or otherwise render impossible the consummation of the transactions contemplated by this Letter of Intent.

     11.     Conduct  of Business.  Until the closing or the termination of this
             --------------------
Letter of Intent, NCC will conduct its business and operations in a manner consistent with past practices and will not engage in transactions outside the ordinary course of business. In addition, NCC agrees that until the closing or the termination of this Letter of Intent, there shall be no change in the capital structure of the corporation, the corporation shall not declare, set aside, pay or otherwise distribute to any equity or debt interest holder any cash or stock or any other distribution in respect of the ownership of the corporation, nor shall the corporation, directly or indirectly, redeem, purchase or otherwise acquire any capital stock or other equity interest in any entity or other business without the prior written consent of Upgrade.

     12.     Expenses.  Upgrade  and  NCC  will  each  be solely responsible for
             --------
paying the fees and expenses for their respective legal counsel, advisors, and accountants.

     13.     Binding  Nature.  Upon  your  approval  and acceptance hereof, this
             ----------------
Letter of Intent shall constitute a binding agreement subject, however, to satisfaction of the conditions precedent set forth in Section 5 above.


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National  CacheCard  Company
April 11, 2000
Page 6


     If you accept and agree to this Letter of Intent, please sign and date a copy of this letter and return it in confidence to the attention of the undersigned at the offices of Upgrade as noted above.

                              Very  truly  yours,

                              Upgrade  Corporation



                              ______________________________________
                              By:___________________________________
                              Its:__________________________________



Approved  and  accepted  on  April  _____,  2000.

NATIONAL  CACHECARD  COMPANY



______________________________________
By:___________________________________
Its:__________________________________


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National  CacheCard  Company
April 11, 2000
Page 7


                                    EXHIBIT A

                              ASSETS TO BE ACQUIRED
                              ---------------------


General  Intangibles:
---------------------

Names:         NCC  SmartCard.com,  LLC.
               National  CacheCard  Company

Trademarks:    Instacache  (a  registered  trademark)

Patents:       None

Copyrights:    NCC source code  on  CD ROM #1 and  #2 comprising all software owned  by  NCC  supporting  the  NCC  epurse  system.



Equipment:     Various  smart  card  readers  and demonstration vending and card
----------     loading  equipment  used  to demonstrate the functionality of the epurse system. (The equipment is not available for resale and will be set up in the St. Louis office.)


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